UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 14, 2005
ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01 Entry into a Material Definitive Agreement
     On December 14, 2005, Royal Gold extended the maturity date on its revolving credit agreement between the Company, as the borrower, and HSBC Bank USA National Association, as the lender, and increased the maximum credit amount to be made available by HSBC to the Company to a total of $30 million. The Company granted to HSBC a security interest in its royalties, including its GR1, GSR3, and NVR1 royalties at the Pipeline Mining Complex, located in Nevada.
Item 9.01 Financial Statements and Exhibits
     The Mortgage, Deed of Trust and Security Agreement will be finalized within sixty days after the closing date of December 14, 2005.
(d) Exhibits

Exhibit 10.1	Amended and Restated Loan Agreement Between Royal Gold, Inc. and HSBC Bank USA, National Association

Exhibit 10.2	Amended and Restated Promissory Note

Exhibit 10.3	Proceeds Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)
By:	/s/ Karen Gross
	Name:	Karen Gross
	Title:	Vice President & Corporate Secretary

Dated: December 20, 2005

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	Amended and Restated Loan Agreement Between Royal Gold, Inc. and HSBC Bank USA, National Association

Exhibit 10.2	Amended and Restated Promissory Note

Exhibit 10.3	Proceeds Agreement